EXHIBIT 99.1 - PRESS RELEASE


For:                 Standard Motor Products, Inc.

From:                Golin/Harris International
                     Allan Jordan
                     212-697-9191

                     Standard Motor Products, Inc. Contact:
                     James J. Burke, Chief Financial Officer
                     718-392-0200


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
               FIRST QUARTER 2003 RESULTS AND A QUARTERLY DIVIDEND

New York, NY, April 24, 2003.....Standard Motor Products, Inc. (NYSE: SMP), an
automotive replacement parts manufacturer and distributor, reported consolidated net sales for the first quarter of 2003, the three months ended March 31, 2003, of $135.7 million, compared to consolidated net sales of $126.3 million during the comparable quarter of a year ago. The net loss for the first quarter of 2003 was $1.0 million, or 8 cents per diluted share, compared to a net loss of $20.6 million, or $1.74 per diluted share, in the first quarter of 2002 (which included an $18.3 million charge for the cumulative effect of accounting changes related to the impairment of goodwill). The diluted loss per share from continuing operations in the first quarter of 2003 was 5 cents compared to 16 cents in the comparable period a year ago.

Mr. Lawrence Sills, Standard Motor Products, Inc.'s Chief Executive Officer, commented that "2003 started off on a very positive note. Net sales in the first quarter of 2003 increased $9.4 million, or 7.4%, compared to the comparable quarter of a year ago, while operating income went from essentially a breakeven in the first quarter of 2002, which is normally a very low quarter, to $2.3 million in the first quarter of 2003."

"The net sales growth was especially strong in our Engine Management division, with an increase of $10.8 million, or nearly 16%, compared to the comparable quarter of a year ago. Our Temperature Control division was down, however, by $3.6 million, primarily due to the loss of the balance of AutoZone's business. AutoZone, you may recall, moved half of the business to different suppliers last year, and has now moved the balance of it this year. However, as a result of some additional new business and the implementation of cost reductions, we currently anticipate that the net effect on profits will be minimal."


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"Gross margins improved slightly from 24.7% in the first quarter of 2002 to
25.4% in the first quarter of 2003. Most significantly, Engine Management gross margins held at 29.2% in the first quarter of 2003. We expect our Engine Management sales to double as a result of the acquisition of Dana's Engine Management division."

Mr. Sills concluded, "As we previously announced, we plan to consummate the acquisition of Dana Corporation's Engine Management business in the second quarter of 2003. Our integration planning for the business consolidation is proceeding well, and we have received favorable customer reaction."


The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on June 2, 2003 to stockholders of record on May 15, 2003.
















Standard Motor Products will hold a conference call at 11:00 AM Eastern Standard Time, on Friday, April 25, 2003. The dial in number is (800)-362-0574. The playback number is (888)-566-0148 and the ID # is J405.




UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, AND DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


                                       ###


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                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations


(Dollars in thousands, except per share amounts)


                                                            THREE-MONTHS ENDED
                                                                 MARCH 31,
                                                          2003            2002
                                                     -------------   -------------

NET SALES                                            $    135,725    $    126,321

COST OF SALES                                             101,185          95,151
                                                     ------------    ------------

GROSS PROFIT                                               34,540          31,170

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                 32,212          31,063
                                                     ------------    ------------

OPERATING INCOME                                            2,328             107

OTHER INCOME (EXPENSE), NET                                  (274)            668

INTEREST EXPENSE                                            3,018           3,462
                                                     ------------    ------------

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES                 (964)         (2,687)

INCOME TAX EXPENSE (BENEFIT)                                 (357)           (766)
                                                     ------------    ------------

LOSS FROM CONTINUING OPERATIONS                              (607)         (1,921)

LOSS FROM DISCONTINUED OPERATION, NET OF TAX                 (348)           (319)
                                                     ------------    ------------

LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE           (955)         (2,240)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX           --           (18,350)
                                                     ------------    ------------

NET LOSS                                             $       (955)   $    (20,590)
                                                     ============    ============




NET LOSS PER COMMON SHARE:

   BASIC LOSS FROM CONTINUING OPERATIONS             $      (0.05)   $      (0.16)
   DISCONTINUED OPERATION                                   (0.03)          (0.03)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                    --             (1.55)
                                                      ------------    ------------
   NET LOSS PER COMMON SHARE - BASIC                 $      (0.08)   $      (1.74)
                                                     ============    ============


   DILUTED LOSS FROM CONTINUING OPERATIONS           $      (0.05)   $      (0.16)
   DISCONTINUED OPERATION                                   (0.03)          (0.03)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                    --             (1.55)
                                                     ------------    ------------
   NET LOSS PER COMMON SHARE - DILUTED               $      (0.08)   $      (1.74)
                                                     ============    ============


WEIGHTED AVERAGE NUMBER OF COMMON SHARES               11,972,853      11,827,636
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES AND DILUTIVE SHARES                   11,972,853      11,827,636

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                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                           March 31,    December 31,
                                                             2003         2002

                                                          ----------   -------------

Cash                                                      $  7,254      $  9,690
Marketable securities                                        7,200         7,200

Accounts receivable, gross                                 146,362       122,526
Allowance for doubtful accounts                              5,726         4,882
                                                          --------      --------
Accounts receivable, net                                   140,636       117,644

Inventories                                                179,572       174,785
Other current assets                                        19,397        19,041

                                                          --------      --------
Total current assets                                       354,059       328,360
                                                          --------      --------

Property, plant and equipment, net                         101,183       103,822
Goodwill                                                    16,683        16,683
Other assets                                                42,420        41,893

                                                          --------      --------
Total assets                                              $514,345      $490,758
                                                          ========      ========



       LIABILITIES AND STOCKHOLDERS' EQUITY


Notes payable                                             $  4,703      $  3,369
Current portion of long term debt                            3,755         4,108
Accounts payable trade                                      41,233        35,744
Accrued customer returns                                    13,831        16,341
Other current liabilities                                   37,629        51,866

                                                          --------      --------
Total current liabilities                                  101,151       111,428
                                                          --------      --------

Long-term debt                                             202,601       169,440
Accrued asbestos liabilities                                25,577        25,595
Postretirement & other liabilities                          31,437        30,414

                                                          --------      --------
Total liabilities                                          360,766       336,877
                                                          --------      --------

Total stockholders' equity                                 153,579       153,881

                                                          --------      --------
Total liabilities and stockholders' equity                $514,345      $490,758
                                                          ========      ========

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